EXHIBIT 10.6

Trademark Application Right Assignment Agreement

This Agreement is made and entered into on September 27, 2009 in Jianou City, Fujian Province, China, by and between the following parties:

Assignor: Jianou Lujian Foodstuff Co., Ltd.

Registered business address: Shui Xi Bei Jin Keng, Jianou City

Assignee: Fujian United Bamboo Technology Co., Ltd.
Registered business address: ××××××

WHEREAS:

1.

Assignor is an enterprise registered in Jianou City, Fujian Province, and legally exists to date. The number of its business license is 350783100011136.

2.

Assignee is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “P.R.C.”), and registered at Administration of Industry and Commerce Bureau of Jianou City. The registered number is ××××××. It legally exists to date.

3.

Assignor has submitted a trademark application form to the Trademark Bureau, State Administration for Industry and Commerce through Fujian Southern trademark Office Co., Ltd. on July 6, 2009. The applied trademark is Chinese characters “竹鲜” and belongs to Serial No.29. The products or services include: 1. vegetable cans; 2. salted vegetables; 3. fruit cans; 4. meat cans; 5. seafood cans; 6. fish cans; 7. bamboo shoots; 8. dried bamboo shoots; 9. dried vegetables; 10. quick-frozen vegetables.

4.

The process of registration has not finished and Assignor has not been granted with the Trademark Registration Certificate as of the date of this Agreement.

5.

Assignee wishes to acquire all right, title and interest in the trademark application from Assignor.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1. Assignor hereby assigns to Assignee all right, title and interest in the trademark application of “竹鲜” to Assignee.

2. Assignor agrees to sign all necessary documents and to assist Assignee to fulfill any requirement brought up by Trademark Bureau of State Administration for Industry and Commerce or trademark application agency. The expense shall be burdened by Assignee.

3. The assignment fee and payment:

   3.1 The assignment fee is totally RMB 10,000.00 (ten thousand) Yuan, in accordance with the assigned rights.

    3.2 The payment shall be paid by cash.

    3.3 The payment shall be paid within 10 days after this agreement becomes valid.

4. The date of the assignment: the date when this agreement comes into effect, and the procedure of application modification finishes, the trademark application right is formally assigned to assignee.

5. The guarantee of the product’s quality: Assignor requires the Assignee guarantees that the quality of trademark product shall attain the standard that the Assignor adopts on similar products or industry standard. Assignor shall supply Assignee with the product sample, technological guidance or recipe (both parties may sign a technology transfer agreement), product’s manual, package and reparation skill. If it is necessary, Assignor shall supply Assignee a list of the clients who frequently purchased the products.

6. Each party shall bear the obligation to keep the other party’s operation as a secret. During or beyond the period of this agreement, Assignee shall not release the technology secret and business secret, which were transferred with the trademark by Assignor.

7. Assignor shall guarantee that it is the only legal applicant of the identified trademark application and the application does not infringe other legal trademark right or legal trademark application right.

8. In case that the application is rejected by Trademark Bureau of State Administration for Industry and Commerce, the Assignor shall return all assignment fee and payment to Assignee.

9. Assignor guarantees that, unless permitted by Assignee in written form, it shall not use a similar or resemble trademark in the same applied geographical area the applied trademark intends, nor deal with the activities to compete with production and sales of the trademark product, during the valid period of the agreement.

10. Breach of the Contract Responsibilities:

 10.1 Assignor shall not use this trademark and take the responsibility, if it breaks the rules of this agreement and use the trademark on its products without written permission from Assignee.

 10.2 Assignor may refuse to assign the right of trademark application right and notice to cancel this agreement, if Assignee does not pay the assignment fee within the agreed period.

11. Settlement of Disputes

Any disputes under the agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, the disputes shall be submitted to CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION and arbitrated in Beijing. The arbitration is a final arbitration that binds both parties.

12. This agreement becomes valid from the date it is signed. However, this agreement would be invalid if the assigned application is not ratified by Trademark Bureau of State Administration for Industry and Commerce, the responsibility would be taken by each party accordingly.

 [No Text Below]

〔Signature Page〕

Assignor: Jianou Lujian Foodstuff Co., Ltd. (seal)

Legal Representative (signature):

Assignee: Fujian United Bamboo Technology Co., Ltd. (seal):

Authorized Representative (signature):

4